Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-16
*CUSIP:   21988G767    Class     A-1
          21988GAP1    Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2005.

INTEREST ACCOUNT
----------------

Balance as of  May 15, 2005.....                                          $0.00
        Scheduled Income received on securities.....              $1,125,028.75
        Unscheduled Income received on securities.....                    $0.00

LESS:
        Distribution to Class A-1 Holders.....                   -$1,125,000.00
        Distribution to Class A-2 Holders.....                           -$0.00
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                    -$28.75
Balance as of  November 15, 2005.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of  May 15, 2005.....                                          $0.00
        Scheduled Principal received on securities.....                   $0.00

LESS:
        Distribution to Holders.....                                     -$0.00
Balance as of  November 15, 2005.....                                     $0.00


                 UNDERLYING SECURITIES HELD AS OF    November 15, 2005

           Principal
            Amount                        Title of Security
           ---------                      -----------------
           $29,033,000       Georgia-Pacific Corporation 7.75% Debentures due
                             November 15, 2029
                             *CUSIP:   373298BR8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.